INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made as of this 1st day of April, 2000, between VANGUARD WELLESLEY INCOME FUND, a Delaware business trust (the "Fund"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership (the "Adviser").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund and the Adviser is willing to render such services;

     NOW, THEREFORE, this Agreement

                                   WITNESSETH

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT OF ADVISER. The Fund hereby employs the Adviser as investment adviser, on the terms and conditions set forth herein, for the Fund. The Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISER. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Fund, to continuously review, supervise and administer an investment program for the Fund, to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested, to provide the Fund with records concerning the activities of the Adviser that the Fund is required to .maintain, and to render regular reports to the Fund's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Adviser will discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with -the objectives, policies and limitations set forth in the Fund's prospectus, any additional operating policies or procedures that the Fund communicates to the Adviser in writing, and applicable laws and regulations. The Adviser agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions; except as otherwise permitted by the Board of Trustees of the Fund pursuant to written policies and procedures provided to the Adviser. The Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and the other Funds in the same Fund Group. The Adviser will promptly communicate to the Fund's officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request.

     4. COMPENSATION OF ADVISER. For the services to be rendered by the Adviser as provided in this Agreement, the Fund will pay to the Adviser at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the Fund for the quarter:

            .100% on the first $1 billion of net assets;
            .050% on the next $2 billion of net assets;
            .040% on the next $7 billion of net assets;
            .030% on the net assets of the Fund in excess of $10 billion.

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the Fund relative to the investment performance of the "Benchmark," of which 65% will comprise of the Lehman Brothers Corporate A or Better Bond Index (the "Bond Index") and 35% of which will comprise of a "Blended Equity Composite," (75% Standard and Poor's/Barra Value Index, 12.5% Standard and Poor's Utilities Index, and 12.5% Standard and Poor's Telephone Index). The investment performance of the Fund will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Benchmark for the same time period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE          PERFORMANCE FEE ADJUSTMENT AS A
FUND PORTFOLIO VS. BENCHMARK                    PERCENTAGE OF BASIC FEE*
----------------------------                    -----------------------
Trails by -3% or more                           -0.20 x Basic Fee
Trails by more than -1.5% up to -3%             -0.10 x Basic Fee
Trails/Exceeds from -1.5% through 1.5%           0.00 x Basic Fee
Exceeds by more than  1.5% but less than 3%     +0.10 x Basic Fee
Exceeds by 3% or more                           +0.20 x Basic Fee

     *For purposes of determining the fee adjustment calculation, the quarterly rate is applied against the net assets of the Fund averaged over the same time period for which the performance is measured.

     4.1. TRANSITION RULE FOR CALCULATING ADVISER'S COMPENSATION. The Benchmark will not be fully operable as the sole performance index used to determine the Adviser's Adjustment until the quarter ending March 31, 2003. Until that date, the Adviser's Adjustment will be determined by linking the investment performance of the Benchmark and that of the "Prior Benchmark," 65% of which will comprise of the Lehman Brothers Long-Term Corporate

AA or Better Bond Index (the "Prior Bond Index") and 35% of which will comprise of the Blended Equity Composite as follows.

          1. QUARTER ENDING JUNE 30, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the eleven quarters ending March 31, 2000, with that of the Benchmark for the quarter ending June 30, 2000.

          2. QUARTER ENDING SEPTEMBER 30, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the ten quarters ending March 31, 2000, with that of the Benchmark for the two quarters ending September 30, 2000.

          3. QUARTER ENDING DECEMBER 31, 2000. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the nine quarters ending March 31, 2000, with that of the Benchmark for the three quarters ending December 31, 2000.

          4. QUARTER ENDING MARCH 31, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for eight quarters ending March 31, 2000, with that of the Benchmark for the four quarters ending March 31, 2001.

          5. QUARTER ENDING JUNE 30, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the seven quarters ending March 31, 2000, with that of the Benchmark for the five quarter ending June 30, 2001.

          6. QUARTER ENDING SEPTEMBER 30, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the six quarters ending March 31, 2000, with that of the Benchmark for the six quarter ending September 30, 2001.

          7. QUARTER ENDING DECEMBER 31, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the five quarters ending March 31, 2000, with that of the Benchmark for the seven quarters ending December 31, 2001.

          8. QUARTER ENDING MARCH 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for four quarters ending March 31, 2000, with that of the Benchmark for the eight quarters ending March 31, 2002.

          9. QUARTER ENDING JUNE 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the three quarters ending March 31, 2000, with that of the Benchmark for the nine quarter ending June 30, 2002.

          10. QUARTER ENDING SEPTEMBER 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the two quarters ending March 31, 2000, with that of the Benchmark for the ten quarter ending September 30, 2002.

          11. QUARTER ENDING DECEMBER 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of the Prior Benchmark for the one quarter ending March 31, 2000, with that of the Benchmark for the eleven quarters ending December 31, 2002.

          12. QUARTER ENDING MARCH 31, 2003. The Benchmark is fully operable:

     4.2. OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to the Adviser's compensation:

          1. FUND PERFORMANCE. The investment performance of the Fund for any period, expressed as a percentage of the Fund's net asset value per share at the beginning of the period will be the sum of (i) the change in the Fund's net asset value per share during the period; (ii) the value of the Fund's cash distributions per share having an ex-dividend date occurring within the period; (iii) the per share amount of capital gains taxes paid or accrued during such period by the Fund for undistributed realized long-term capital gains.

          2. BENCHMARK AND INDEX PERFORMANCE.

               (a) BENCHMARK. The investment record of the Benchmark for any period, expressed as a percentage of the Benchmark at the beginning of such period, will be the sum of: (i) the change in the level of the Benchmark during the period; (ii) the value of the interest accrued or paid on the bonds included in the Benchmark, assuming the reinvestment of such interest on a monthly basis. Computations of the two components of the Benchmark will be made at the beginning of each quarter, based on the allocation set forth in this Agreement.

                    i. BOND INDEX.  The investment  record of the Bond Index for the period, expressed as a percentage of the Bond Index at the beginning of such period, will be the sum of (i) the change in the level of the Benchmark during the period; (ii) the value of the interest accrued or paid on the bonds included in the Benchmark, assuming the reinvestment of such interest on a monthly basis.

                    ii. BLENDED EQUITY  COMPOSITE.  The investment record of the
               Blended Equity Composite for any period, expressed as a weighted percentage of the respective indices at the beginning of such period, will be the sum of (i) the change in the level of the indices during the period; (ii) the value, computed consistently with the applicable indices, of cash distributions having an ex-dividend date occurring within the period made by companies whose securities comprise the applicable indices.

               (b) PRIOR BENCHMARK. The investment record of the Prior Benchmark for any period will be computed in the same manner as that of the Benchmark; provided, however, that the Prior Bond Index will be substituted for the Bond Index.

               (c) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     5. REPORTS: The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including information about changes in partners of the Adviser.

     6. COMPLIANCE. The Adviser agrees to comply with all policies, procedures or reporting requirements that the Board of Trustees of the Fund reasonably adopts and communicates to the Adviser in writing, including any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     8. LIABILITY OF ADVISER. No provision of this Agreement will be deemed to protect the Adviser against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. DURATION AND TERMINATION. This Agreement will become effective on April 1, 2000, and will continue in effect thereafter, only so long as such continuance is approved at least annually by votes of the Fund's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Provided, however, that (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to Adviser, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by Adviser on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party:

     As used in this Section 9, the terms "assignment," "interested persons," a "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     11. PROXY POLICY. With regard to the solicitation of shareholder votes, the Fund will vote the shares of all securities held by the Fund.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 30th day of March, 2000.

 ATTEST:                                 VANGUARD WELLESLEY INCOME FUND

By /S/ Melissa Nassar                    By /S/ John J. Brennan
                                            Chairman, CEO and President


ATTEST:                                  WELLINGTON MANAGEMENT COMPANY, LLP.

By /S/ Sara Lou Sherman                  By /S/ John H. Gooch
                                            Senior Vice President and Partner

                         VANGUARD WELLESLEY INCOME FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                            EFFECTIVE JANUARY 1, 2002

     This Addendum amends Section 4 of the Investment Advisory Agreement dated April 1, 2000 between Vanguard WELLESLEY INCOME FUND (the "Fund") and WELLINGTON MANAGEMENT COMPANY, LLP (the "Adviser") as follows.

4. COMPENSATION OF ADVISER. For the services to be rendered by Adviser as provided in this Agreement, the Fund will pay to the Adviser at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the Fund for the quarter:

           .100% on the first $1 billion of net assets;
           .050% on the next $2 billion of net assets;
           .040% on the next $7 billion of net assets;
           .030% on the net assets of the Fund in excess of $10 billion.

     Subject to the Transition Rule described in Section 4.1, the Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the Fund relative to the investment performance of the "Benchmark," of which 65% will comprise of the Lehman Brothers Corporate A or Better Bond Index (the "Bond Index"), and 35% of which will comprise of a "Blended Equity Composite," (75% Standard and Poor's/Barra Value Index, 12.5% Standard and Poor's Utilities Index, and 12.5% Standard and Poor's Integrated Telecommunication Services Index). The investment performance of the Fund will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Benchmark for the same time period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE           PERFORMANCE FEE ADJUSTMENT AS A
     FUND VS. THE BENCHMARK                      PERCENTAGE OF BASIC FEE*
     ----------------------                      -----------------------
     Trails by -3% or more                          -0.20 x Basic Fee
     Trails by more than -1.5% up to -3%            -0.10 x Basic Fee
     Trails/Exceeds from -1.5% to 1.5%               0.00 x Basic Fee
     Exceeds by more than 1.5% but less than 3%     +0.10 x Basic Fee
     Exceeds by 3% or more                          +0.20 x Basic Fee
     ------------------
     * For purposes of determining the fee adjustment calculation, the quarterly rate is applied against the net assets of the Fund averaged over the same time period for which the performance is measured.

     4.1. Transition Rule for Calculating Adviser's Compensation. The Benchmark will not be fully operable as the sole performance index used to determine the Adviser's Adjustment until the quarter ending December 31, 2004. Until that date, the Adviser's Adjustment will be determined by linking the investment performance of the Benchmark and that of the following measures:

o Benchmark 1: 65% Lehman Brothers Long-Term Corporate AA or Better Bond Index; 26.25% Standard and Poor's/Barra Value Index; 4.375% Standard and Poor's Utilities Index; and 4.375% Standard and Poor's Telephone Index .
o Benchmark 2: 65% Lehman Brothers Credit A or Better Bond Index; 26.25% Standard and Poor's/Barra Value Index; 4.375% Standard and Poor's Utilities Index; and 4.375% Standard and Poor's Telephone Index.

1. QUARTER ENDING DECEMBER 31, 2001. The Adviser's Adjustment will be determined by linking the investment performance of the Benchmark 1 for the five quarters ending March 31, 2000, with that of Benchmark 2 for the seven quarters ending December 31, 2001.

2. QUARTER ENDING MARCH 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 1 for four quarters ending March 31, 2000, with that of Benchmark 2 for the seven quarters ending December 31, 2001 with the Benchmark for the one quarter ending March 31, 2002.

3. QUARTER ENDING JUNE 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 1 for the three quarters ending March 31, 2000, with that of Benchmark 2 for the seven quarters ending December 31, 2001, with that of the Benchmark for the two quarters ending June 30, 2002.

4. QUARTER ENDING SEPTEMBER 30, 2002. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 1 for the two quarters ending March 31, 2000, with that of Benchmark 2 for the seven quarters ending December 31, 2001, with that of the Benchmark for the three quarters ending September 30, 2002.

5. QUARTER ENDING DECEMBER 31, 2002. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 1 for the one quarter ending March 31, 2000, with that of Benchmark 2 for the seven quarters ending December 31, 2001, with that of the Benchmark for the four quarters ending December 31, 2002.

6. QUARTER ENDING MARCH 31, 2003. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 2 for the seven quarters ending December 31, 2001 with that of the Benchmark for the five quarters ending March 31, 2003.

7. QUARTER ENDING JUNE 30, 2003. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 2 for the six quarters ending December 31, 2001 with that of the Benchmark for the six quarters ending June 30, 2003.

8. QUARTER ENDING SEPTEMBER 30, 2003. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 2 for the five quarters ending December 31, 2001 with that of the Benchmark for the seven quarters ending September 30, 2003.

9. QUARTER ENDING DECEMBER 31, 2003. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 2 for the four quarters ending December 31, 2001 with that of the Benchmark for the eight quarters ending December 31, 2003.

10. QUARTER ENDING MARCH 31, 2004. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 2 for the three quarters ending December 31, 2001 with that of the Benchmark for the nine quarters ending March 31, 2004.

11. QUARTER ENDING JUNE 30, 2004. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 2 for the two quarters ending December 31, 2001 with that of the Benchmark for the ten quarters ending June 30, 2004.

12. QUARTER ENDING SEPTEMBER 30, 2004. The Adviser's Adjustment will be determined by linking the investment performance of Benchmark 2 for the one quarter ending December 31, 2001 with that of the Benchmark for the eleven quarters ending September 30, 2004.

13.  QUARTER ENDING DECEMBER 31, 2004. The Benchmark is fully operable.

NO EFFECT ON OTHER PROVISIONS. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated April 1, 2000 remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 19th day of December, 2001.


ATTEST:                             VANGUARD WELLESLEY INCOME FUND

By /S/ SARA A. BUESCHER             /S/ JOHN J. BRENNAN
   --------------------             -------------------
                                        Chairman, CEO and President


ATTEST:                             WELLINGTON MANAGEMENT COMPANY, LLP

By /S/ PAMELA DIPPEL                /S/ DUNCAN M. MCFARLAND
   -----------------                -----------------------
       Pamela Dippel                    Duncan M. McFarland
                                        President

                                       3